Exhibit 4.16

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 20, 2004

TO

INDENTURE

Dated as of August 14, 2000

RAILAMERICA TRANSPORTATION CORP., as Issuer

and

THE GUARANTORS NAMED HEREIN

and

WELLS FARGO BANK, N.A. (AS SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, N.A.), as Trustee

______________________________

$130,000,000

12-7/8% Senior Subordinated Notes due 2010, Series A

12-7/8% Senior Subordinated Notes due 2010, Series B

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture dated as of September 20, 2004 (this “Supplemental Indenture”) made and entered into by and among RailAmerica Transportation Corp. (the “Company”), a subsidiary of RailAmerica, Inc. (“RailAmerica”), the Guarantors and the new Guarantors (the “New Guarantors”) set forth on the signature pages hereto ( collectively, the “Guarantors”) and Wells Fargo Bank, N.A. (as successor by merger to Wells Fargo Bank Minnesota, N.A.), a National Banking Association, as trustee (the “Trustee”), under the Indenture dated as of August 14, 2000 among the Company, the Guarantors and the Trustee, as supplemented by the First Supplemental Indenture dated as of January 24, 2002, the Second Supplemental Indenture dated as of February 13, 2002, and the Third Supplemental Indenture dated as of May 22, 2002, by and among the Company, the Guarantors signatory thereto and the Trustee (the “Indenture”) relating to the Company’s 12 7/8% Senior Subordinated Notes due 2010 (the “Notes”). Terms used but not defined herein shall have the meanings given to them in the Indenture.

WHEREAS, Section 4.19 of the Indenture provides that additional Domestic Subsidiaries of the Company must become Guarantors, unless they are properly designated as Unrestricted Subsidiaries;

WHEREAS, the New Guarantors have become Restricted Domestic Subsidiaries of the Company;

WHEREAS, the Company is making an offer to purchase all outstanding Notes for cash;

WHEREAS, the Company has solicited consents from Holders of the Notes to certain amendments to the Indenture, which are contained in this Supplemental Indenture;

WHEREAS, Section 10.02 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, enter into indentures supplemental thereto, to provide for, among other things, the amendments to the Indenture set forth below; and

WHEREAS, this Supplemental Indenture is effective as of the date upon which the conditions set forth in Section 2 of Article IV hereof are satisfied, and the amendments to the Indenture effected by this Supplemental Indenture will become operative with respect to the Notes on the Initial Acceptance Date (as defined below) pursuant to the Tender Offer and Consent Solicitation (as defined below);

NOW, THEREFORE, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Guarantors

Each of the New Guarantors hereby agrees that by its execution hereof it has become a party, and is bound by the terms and provisions of, the Indenture as a Guarantor.

ARTICLE II

Release

Each Guarantee under this Supplemental Indenture shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer permitted by the Indenture of (a) all of the Company’s Capital Stock in such Restricted Subsidiary or (b) the sale of all or substantially all of the assets of the Restricted Subsidiary and upon the application of the Net Proceeds from such sale in accordance with the requirements of Section 4.05 of the Indenture or (ii) the release or discharge of the Other Company Indebtedness Guarantee that resulted in the creation of this Supplemental Indenture.

ARTICLE III

Amendments

Section 1. (a) At the time all Notes which are validly tendered on or prior to 5:00 p.m., New York City time on September 14, 2004, as such date may be extended by the Company (the “Consent Date”), are accepted for purchase by the Company (the “Initial Acceptance Date”) pursuant to the tender offer and consent solicitation relating to the Notes as set forth in the Company’s Offer to Purchase and Consent Solicitation Statement and accompanying Consent and Letter of Transmittal dated as of August 31, 2004 and any amendments, modifications or supplements thereto (the “Tender Offer and Consent Solicitation”), the Indenture is hereby amended by deleting Sections 4.03, 4.04, 4.05, 4.06, 4.08, 4.10, 4.14, 4.16, 4.18, 4.19, 4.20, and 4.21 of the Indenture and all references thereto in the Indenture in their entirety.

(b) At the Initial Acceptance Date, Section 4.12 of the Indenture is hereby amended to read in its entirety as follows:

“The Company shall at all times comply with TIA § 314(a).”

(c) At the Initial Acceptance Date, Section 4.17 of the Indenture is hereby amended to read in its entirety as follows:

“The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default.”

(d) At the Initial Acceptance Date, Section 5.01 of the Indenture is hereby amended to read in its entirety as follows:

“The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or, directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(1)	the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

(3) immediately after that transaction no Default or Event of Default exists.

No Guarantor may consolidate with or merge with or into another person or entity, whether or not the Guarantor is the surviving Person, unless:

(1)	subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than the Company or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee under this Indenture, the Guarantee and the Registration Rights Agreement; and

(2)	immediately after giving effect to such transaction, no Default or Event of Default exists.

In the event of the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, that Guarantor will be released and relieved of any obligations under its Guarantee.”

(e) At the Initial Acceptance Date, Section 6.01 of the Indenture is hereby amended to read in its entirety as follows:

“Each of the following shall be an “Event of Default” for purposes of this Indenture:

(i)	a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by the subordination provisions of this Indenture);

(ii)	a default in payment when due of principal or premium, if any, on the Securities (whether or not prohibited by the subordination provisions of this Indenture); and

(iii)	failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding to comply with any of its other agreements in this Indenture or the Securities.

In the case of any Event of Default pursuant to paragraph (i) or (ii) above occurring by reason of any willful action (or inactions) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have to pay pursuant to a redemption of Securities as described under Article Three, an equivalent premium shall also become and be immediately, due and payable to the extent permitted by law.”

ARTICLE IV

Effectiveness

Section 1. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all of the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

Section 2. The amendments effected by this Supplemental Indenture shall take effect on the date that each of the following conditions shall have been satisfied or waived:

(a) each of the parties hereto shall have executed and delivered this Supplemental Indenture; and

(b) the Company shall have received written consent to these amendments from the Holders of at least a majority in aggregate principal amount of the Notes;

provided, however, that the amendments set forth in Article III of this Supplemental Indenture shall become operative only upon and simultaneously with, and shall have no force and effect prior to, the Initial Acceptance Date pursuant to the Tender Offer and Consent Solicitation.

ARTICLE V

Miscellaneous

Section 1. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 2. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

Section 3. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be executed as of the day and year first above written.

RAILAMERICA TRANSPORTATION CORP., as Issuer By: /s/ Larry W. Bush

Name: Larry W. Bush

Title: V.P.

Attest:
/s/ Gary Laakso

Name: Gary Laakso

Title: Secretary

RAILAMERICA, INC., as Guarantor By: /s/ Larry W. Bush

Name: Larry W. Bush

Title: V.P.

Attest:
/s / Gary Laakso

Name: Gary Laakso

Title: Secretary

WELLS FARGO BANK, N.A. (AS SUCCESSOR BY MERGER TO WELLS FARGO BANK MINNESOTA, N.A.), as trustee By: /s/ Timothy P. Mowdy

Name: Timothy P. Mowdy

Title: Assistant Vice President

Attest:
/s/ Jane Y. Schweiger

Name: Jane Y. Schweiger

Title: Assistant Secretary

ALABAMA & GULF COAST RAILWAY LLC

ARIZONA EASTERN RAILWAY COMPANY
CALIFORNIA WESTERN RAILROAD, INC.
CASCADE AND COLUMBIA RIVER RAILROAD COMPANY
CENTRAL OREGON & PACIFIC RAILROAD, INC.

THE CENTRAL RAILROAD COMPANY OF INDIANA

CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
CONNECTICUT SOUTHERN RAILROAD, INC.
DAKOTA RAIL, INC.
DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC. (DE)
DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC. (TX)
EASTERN ALABAMA RAILWAYS, INC.

HURON AND EASTERN RAILWAY COMPANY, INC.

INDIANA & OHIO CENTRAL RAILROAD, INC.
INDIANA & OHIO RAIL CORP.
INDIANA & OHIO RAILWAY COMPANY
INDIANA SOUTHERN RAILROAD, INC.
KIAMICHI HOLDINGS, INC.
KIAMICHI RAILROAD COMPANY L.L.C.
KYLE RAILROAD COMPANY
KYLE RAILWAYS, INC.
MID-MICHIGAN RAILROAD, INC.
MISSOURI & NORTHERN ARKANSAS RAILROAD COMPANY, INC.

NEW ENGLAND CENTRAL RAILROAD, INC.

NEW STATESRAIL HOLDINGS, INC.

NORTH CAROLINA & VIRGINIA RAILROAD COMPANY, INC.

OTTER TAIL VALLEY RAILROAD COMPANY, INC.

PALM BEACH RAIL HOLDING, INC.

PARKSIERRA CORP.
PLAINVIEW TERMINAL COMPANY
PRAIRIE HOLDING CORPORATION
RAIL LINE HOLDINGS #1, INC.
RAIL LINE HOLDINGS #2, INC.

RAIL OPERATING SUPPORT GROUP, INC.

RAII DELAWARE LLC

RAILAMERICA EQUIPMENT CORP.
RAILAMERICA INTERMODAL SERVICES, INC.
RAILINK ACQUISITION, INC.
RAILROADS OF HAWAII, INC.
RAILTEX ACQUISITION CORP.
RAILTEX DISTRIBUTION SERVICES, INC.
RAILTEX, INC.
RAILTEX INTERNATIONAL HOLDINGS, INC.
RAILTEX LOGISITICS, INC.
SAGINAW VALLEY RAILWAY COMPANY, INC.

SAN DIEGO & IMPERIAL VALLEY RAILROAD COMPANY, INC.

SAN JOAQUIN VALLEY RAILROAD CO.

SAN PEDRO TRAILS, INC.

SOUTH CAROLINA CENTRAL RAILROAD COMPANY, INC.

STATESRAIL II RAILROAD CORP.
STATESRAIL EQUIPMENT L.L.C.
STATESRAIL, INC.
SWKR OPERATING CO., INC.
TOLEDO, PEORIA & WESTERN RAILWAY CORP.
VENTURA COUNTY RAILROAD COMPANY

WEST TEXAS AND LUBBOCK RAILROAD COMPANY, INC.,

as Guarantors

By: /s/ Larry W. Bush

Name: Larry W. Bush Title: Vice President

Attest:
/s/ Gary Laakso

Name: Gary Laakso

Title: Secretary

A.	& R. LINE, INC.

AMERICAN RAIL DISPATCHING CENTER, INC.
ARIZONA & CALIFORNIA RAILROAD COMPANY
CALIFORNIA NORTHERN RAILROAD COMPANY
J.K. LINE, INC.
NEW ORLEANS LOWER COAST RAILROAD COMPANY, INC.
PUGET SOUND & PACIFIC RAILROAD
RAILAMERICA AUSTRALIA II, LLC
RAILAMERICA SWITCHING SERVICES, INC.
SAN LUIS & RIO GRANDE RAILROAD, INC.
SOUTH EAST RAIL, INC.

as New Guarantors

By: /s/ Larry W. Bush

Name: Larry W. Bush Title: Vice President

Attest:
/s/ Gary Laakso

Name: Gary Laakso

Title: Secretary